AMENDMENT NO. 2 ("Amendment") dated as of May 31, 2012,
to the
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
dated as of December 31, 2008 by and between
THQ Inc., a Delaware corporation (the "Company"),
and BRIAN J. FARRELL (the "Executive”), as amended

May 31, 2012
THQ Inc.
29903 Agoura Road
Agoura Hills, CA 91301

Attention: Secretary

Gentlemen:
Please refer to the Second Amended and Restated Employment Agreement dated as of December 31, 2008 ("Agreement") by and between THQ Inc., a Delaware corporation (the "Company"), and Brian J. Farrell (the "Executive"), as amended by Amendment No. 1 to the Agreement dated as of January 31, 2012 (the Agreement as so amended hereinafter referred to as the "Employment Agreement").
The Company and Executive hereby further amend the Employment Agreement as follows:
1)    Executive hereby consents to the employment by the Company of Jason Rubin ("Rubin") as President of the Company, effective May 25, 2012.
2)    Notwithstanding the above, Executive will retain the title, position, and responsibilities of Chief Executive Officer of the Company along with Executive's current terms of compensation and benefits, and Rubin will report to Executive.
3)    The foregoing shall not be deemed a breach of the Employment Agreement by either party, nor shall it be deemed to constitute "Good Reason" under Section 7.4(a) of the Employment Agreement.
4)    By entering into this Amendment, neither party waives any rights or remedies, and this Amendment shall not be deemed a waiver of the same or any other provision of the Employment Agreement except as specifically set forth herein. Except as specifically amended in this Amendment, all other terms and conditions of the Employment Agreement shall continue in full force and effect and govern this Amendment as if repeated herein in full, and are hereby ratified and affirmed. Unless specified otherwise within this Amendment, all capitalized terms used in this Amendment shall have the same meanings ascribed to them as set forth in the Employment Agreement. In the event of any conflict between the express terms of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

THQ Inc.
May 31, 2012

5)    Company hereby agrees to pay Executive's reasonable legal fees incurred in connection with the review, interpretation, drafting and documentation of this Amendment up to a maximum amount of Two Thousand Five Hundred US Dollars (US $2500.00).
Yours very truly,
/s/ Brian J. Farrell
Brian J. Farrell
Agreed to:
THQ Inc.

By: /s/ Edward L. Kaufman
Its EVP, Business and Legal Affairs